SECURITIES AND EXCHANGE COMMISSION
                       Washington, D. C.  20549-1004



                                  FORM 8-K

                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported) November 21, 1994



                             KEMPER CORPORATION
           (Exact name of registrant as specified in its charter)


Delaware               1-10242               36-6169781

(State or other   (Commission File Number)  (I.R.S. Employer
 jurisdiction of                             Identification Number)
 incorporation or
 organization)

One Kemper Drive                                  60049
Long Grove, Illinois                            (Zip Code)
(Address or principle
executive offices)


     Registrant's telephone number, including area code (708) 320-4700


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Item 5.  Other Events

After the November 20, 1994 announcement by Kemper Corporation (the "Company") that its merger agreement with Conseco, Inc. had been terminated by mutual consent of the parties, Standard & Poor's Corporation ("Standard & Poor's") and Duff & Phelps Credit Rating Co. ("Duff & Phelps") revised their ratings of the Company and its life insurance subsidiaries.

On November 21, 1994, Standard & Poor's revised its senior debt and preferred stock ratings of the Company from "CreditWatch with 'negative' implications" to "CreditWatch with 'developing' implications." On December 1, 1994, Duff & Phelps changed its rating of the Company's senior debt securities and the claims-paying ability ratings of the Company's life insurance subsidiaries from "Rating Watch - Down" to "Rating Watch - Uncertain."

Also, on November 30, 1994, Moody's Investors Service indicated that it continues to review for possible downgrade the senior debt and preferred stock ratings of the Company and the financial strength ratings of the Company's life insurance subsidiaries.


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                                 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    KEMPER CORPORATION


Date:  December 8, 1994            By:  /S/ JOHN H. FITZPATRICK
                                         ______________________
                                         John H. Fitzpatrick
                                         Executive Vice President and
                                          Chief Financial Officer



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